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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 27, 2004, in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Atlantic Express Transportation Corp. dated July 2, 2004 for the registration of 115,000 shares of its common stock.

/s/ Ernst & Young LLP
New York, New York July 1, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM